Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference into the Registration Statement on Form S-3 (No. 333-224884) of Mackinac Financial Corporation of our report dated March 2, 2018, with respect to the financial statements of First Federal of Northern Michigan Bancorp, Inc. as of December 31, 2017 and 2016.

/s/ Andrews Hooper Pavlik PLC

Saginaw, Michigan
May 18, 2018